Exhibit 3.12
BY-LAWS
OF
FLAVOR HOUSE PRODUCTS, INC.
ARTICLE I
OFFICES
     SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation.
     SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
     SECTION 1. MEETINGS. All meetings of stockholders, including annual meetings for the election of directors, shall be held at such time, and on such date and at such place, either within or without the State of Delaware, as shall be determined by the Chairman of the Board or the Board of Directors acting pursuant to Section 4 of this Article II. In the event the Chairman of the Board or the Board of Directors fail to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware at the hour of ten o’clock A.M., on the 2nd Tuesday in October of each year, beginning with the year 1982 . If the date of the annual meeting shall fall upon a legal holiday the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other business as may properly come before the meeting.
     SECTION 2. VOTING. Except as otherwise required by the Certificate of Incorporation, each stockholder at every meeting of stockholders shall be entitled to one vote for each share of the capital stock of the corporation held by such stockholder. Except as otherwise required by the laws of the State of Delaware or by the Certificate of Incorporation, all matters submitted to a vote at all meetings of stockholders shall be decided by a majority vote of those present in person or by proxy.
     SECTION 3. QUORUM. Except as otherwise required by the laws of the State of Delaware, or by the Certificate of Incorporation, the presence in person, or by proxy of stockholders having the right to cast a majority of the votes upon the matters to be acted upon at any meeting of stockholders, shall constitute a quorum for such meeting. In case a quorum shall not be present at any meeting, the officer entitled to preside at such meeting shall have the power to adjourn the meeting by announcing that such meeting has ben adjourned to another specified time, date and place.

     SECTION 4. CALL OF MEETINGS. Except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation, either the Chairman of the Board, by written notice to the Secretary, or the Board of Directors, by resolution, shall have the power to call special meetings of the stockholders and shall have the power to determine that the annual meeting of stockholders shall be held at a time, on a date, or at a place other than the time, date and place specified in Section 1 of this Article II. Any such notice or resolution shall state the time, date, place and purpose or purposes of the meeting.
     SECTION 5. NOTICES OF MEETING. The Secretary shall give written notice of the annual or any special meetings to each stockholder, not less than ten nor more than sixty days before such meeting, which notice shall specify the time, date and place of the meeting and the purpose or purposes for which the meeting is being held.
ARTICLE III
DIRECTORS
     SECTION 1. NUMBER. The number of directors which shall constitute the whole board shall be three. (Amended 4/23/98)
     SECTION 2. REMOVAL. Any director or directors may be removed either for, or without, cause at any time by stockholders having the right to cast a majority of the votes upon such matter.
     SECTION 3. VACANCIES. Vacancies on the board, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
     SECTION 4. POWERS. The Board of Directors shall exercise all the powers of the corporation, except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.
     SECTION 5. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporataion. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not inconsistent with the laws of the State of Delaware, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
     SECTION 6. MEETINGS. If a quorum shall be present, a newly elected Board of Directors may hold its first meeting, without notice, immediately after the annual meeting of stockholders. Regular meetings of the Board of Directors may be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board on two days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of any two directors.

     SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.
ARTICLE IV
OFFICERS
See page 9 of Bylaws for new.
Section 1. Officers. (Amended 4/23/98)
     ~~SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected or qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Chairman of the Board shall be a director, but none of the other officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.~~
     SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation and shall be responsible for formulating general policies and programs for the corporation for submission to the Board of Directors, and for carrying out the programs and policies approved by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present and he shall be, ex officio, a member of all standing committees. He shall supervise the activities of the President, and, in the absence or disability of the President, or in the event that for any reason it is impracticable for the President to act personally, he shall have the powers and duties of the President. The Chairman shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments, except in any case where the signing and execution thereof has been delegated to some other officer or agent of the corporation. The Chairman of the Board shall also have such other powers and duties as shall be assigned to him by the Board of Directors.
     SECTION 3. PRESIDENT. The President shall be the chief administrative officer of the corporation and shall have the general supervision over the business and operations of the corporation. He shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments. In the absence or disability of the Chairman of the Board, or in the event that for any reason it is impracticable for the Chairman to act personally, the President shall have the powers and duties of the Chairman, including the responsibility to preside at all meetings of stockholders and of the Board of Directors in the absence of the Chairman of the Board. In the performance of all of the duties hereunder, the President shall be subject to the supervision of, and shall report to, the Chairman of the Board. The President shall also have such other powers and duties as shall be assigned to him by the Chairman of the Board or the Board of Directors.
     SECTION 4. VICE-PRESIDENTS. The Vice-Presidents shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments. The Vice-Presidents shall also have such other powers and duties as shall be assigned to them by the Chairman of the Board, the President or the Board of Directors, and they shall be subject to the supervision of, and shall report to the Chairman of the Board and the President.
     SECTION 5. THE SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a proper corporation minute book. The Secretary shall have custody of the seal of the corporation and shall affix the seal to all proper corporate documents and instruments, and when so affixed shall attest the same. He shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.
     SECTION 6. ASSISTANT SECRETARIES. An Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall in the absence or disability of the Secretary, or in the event that for any reason it is impracticable for the Secretary to act, shall have the powers and duties of the Secretary. The attestation of the seal of the corporation on any instrument of the corporation by any Assistant Secretary shall be conclusive evidence, as to third parties, of his authority to act in the place of the Secretary.
     SECTION 7. TREASURER. The Treasurer shall be the chief financial officer of the corporation. He shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe. The Treasurer shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.
     SECTION 8. CONTROLLER. The Controller shall be chief accounting officer of the corporation and shall have general supervision over the keeping of the books of account and other financial records of the corporation. In the performance of all the duties hereunder, the Controller shall be subject to the supervision of, and shall report to, the President and the Treasurer. The Controller shall also have such other powers and duties as shall be assigned to him by the Chairman of the Board, the President and the Treasurer.
     SECTION 9. ASSISTANT TREASURERS. The Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall in the absence of the Treasurer, or in the event that for any reason it is impracticable for the Treasurer to act, shall have the powers and the duties of the Treasurer.
SECTION 10. HONORARY CHAIRMAN.
See page 9 of Bylaws. Adopted by Board of Directors — 10/4/84
ARTICLE V
INDEMNIFICATION
     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided in Section 4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article V.
     SECTION 6. The indemnification provided by this Article V shall not be deemed exclusive of any other rights of indemnification, whether existing at the time of the adoption of this Article V or hereafter, to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director, officer, employee or agent as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity herein provided for in this Article V.
     SECTION 7. The directors may authorize the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V or otherwise.
     SECTION 8. For purposes of this Article V, reference to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     SECTION 9. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.
ARTICLE VI
MISCELLANEOUS
     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman of the Board, President or any Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or any Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation; the signatures of each officer may be facsimiles. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employees, or, (2) by a registrar other than the corporation or its employee, the signatures of such agents may be facsimiles.
     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.
     SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.
     SECTION 5. SEAL. The corporation seal shall be circular in form and shall contain the name of the corporation, and the words, “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of Oct. of each year and end on the 30th day of Sept. of each year.
(Amended 4/23/98
     SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 8. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by the laws of the State of Delaware.
     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
     SECTION 9. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allocation of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
ARTICLE VII
AMENDMENTS
These By-Laws may be made, altered, amended or repealed by resolution of the Board of Directors.
ADDENDUM TO BYLAWS
SEE PAGE 9

ADDENDUM TO BYLAWS
Article IV, Section 1. Officers:
     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected or qualified. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and Honorary Chairmen as they may deem proper. The Chairman of the Board shall be a director, but none of the other officers of the Corporation need be a director. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.
Article IV, Section 10. Honorary Chairman:
     SECTION 10. HONORARY CHIARMAN. The Honorary Chairman (or chairmen) shall act as a goodwill ambassador on behalf of the Corporation and shall carry out such other duties as from time to time either the Board of Directors or the President of the Corporation may direct.